As filed with the Securities and Exchange Commission on February 13, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OUTSET MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0514392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3052 Orchard Dr.

San Jose, California 95134

(669) 231-8200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Leslie Trigg

Chief Executive Officer

Outset Medical, Inc.

3052 Orchard Dr.

San Jose, California 95134

(669) 231-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank Rahmani

Robert Ryan

Helen Theung

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, CA 94104

(415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale, from time to time, of our common stock, preferred stock, warrants, debt securities, rights to purchase common stock, preferred stock, debt securities or units, and units, in one or more offerings, with an aggregate initial offering price of $100,000,000; and

•

a prospectus for selling stockholders which covers the possible resale from time to time of up to 215,835,000 shares of our common stock that may be sold in one or more secondary offerings by the selling stockholders from time to time.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The prospectus for selling stockholders immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion

Dated February 13, 2025

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights to Purchase Common Stock, Preferred Stock,

Debt Securities or Units

Units

We may offer and sell from time to time, in one or more offerings, our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we decide to offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OM.” On February 12, 2025, the last reported sale price of our common stock was $0.78. As of February 12, 2025, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was $74.0 million, which is based on 52,836,956 shares of common stock held by non-affiliates as of such date and a price of $1.40 per share, the last reported sales price of our common stock on, January 3, 2025, a date within 60 days of the filing of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our voting and non-voting common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities, we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The terms “Outset,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Outset Medical, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

ii

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Outset Medical, Inc. is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. Tablo® Hemodialysis System (“Tablo”), cleared by the U.S. Food and Drug Administration (“FDA”) for use from the hospital to the home, represents a significant technological advancement designed to transform the dialysis experience for patients and operationally simplify it for providers. Tablo serves as a single enterprise solution designed to be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere, and by virtually anyone. The integration of water purification and on-demand dialysate production in a single 35-inch compact console enables Tablo to serve as a dialysis clinic on wheels. With a simple-to-use touchscreen interface, two-way wireless data transmission and a proprietary data analytics platform, Tablo is a new holistic approach to dialysis care.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million. We are an “accelerated filer” as well since our annual revenue was more than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated in the state of Delaware in 2003 under the name Home Dialysis Plus, Ltd. We changed our name to Outset Medical, Inc. in 2015. Our principal executive offices are located at 3052 Orchard Drive, San Jose, California 95134, and our telephone number is (669) 231-8200. Our website address is www.outsetmedical.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2024, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are “forward-looking statements” for the purposes of this prospectus. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•

our future results of operations and financial position, including our expectations and projections regarding our revenues, recurring revenues and revenue growth rate, cost of revenues, gross margin, operating expenses, capital expenditures, cash burn and cash position;

•	our business strategy, plans and objectives of management;

•

key factors we believe affect our performance, including our beliefs about the opportunities presented by these factors, our ability to successfully address each of these factors and the anticipated impacts of these factors on our business, financial condition and result of operations;

•

continued execution of our various initiatives designed to expand gross margins, including by continuing to sell Tablo cartridges, services and accessories for Tablo console, reducing the cost of service and reducing the cost of Tablo consoles;

•

our ability to achieve and sustain future profitability, including our ability to expand gross margins, optimize operating expenses (including the anticipated benefits from cost reduction initiatives such as organizational restructurings) and optimize working capital;

•	our expectations regarding the market sizes and growth potential for Tablo, and the total addressable market opportunities for Tablo in the acute care and home settings;

•	our planned expansion within the home dialysis market and our assumptions about the home market, including expected drivers of home dialysis adoption;

•	any ongoing impact of macroeconomic factors on our business and results of operations, and on our customers and suppliers;

•	our ability to retain our commercial team, optimize our sales processes and expand the adoption of Tablo as we focus more heavily on enterprise selling;

•	our plans to continue to invest in our research and development efforts to enhance existing products and develop new products;

•	our ability to respond to any reports, observations or other actions by the FDA or other regulators in a timely and effective manner; and

•	our expectations regarding the uses and sufficiency of our capital resources.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A — “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, Part II, Item IA — “Risk Factors” of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, June 30, 2024, and September 30, 2024, and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, business, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference may also contain estimates, projections and other information concerning our industry, including market size and growth rates of the markets in which we participate, and discussion of our general expectations, market position, and market opportunity. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. A description of material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as amended, affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws.

General

Our amended and restated certificate of incorporation authorizes 300,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

As of January 31, 2025, we had outstanding 53,703,697 shares of common stock and 863,340 shares of Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of our common stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. Our amended and restated certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors is expressly authorized to issue from time to time preferred stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors, without any further vote or action by our stockholders. The board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certificate of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, if any, of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Our board of directors is also authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Non-Voting Convertible Preferred Stock

Dividends

At all times following the date of the first issuance of the Series A Preferred Stock, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock (on an as-if-converted-to-common-stock basis and without regard to any limitations on conversion set forth herein or otherwise) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of our common stock payable in the form of our common stock) actually paid on shares of our common stock when, as and if such dividends (other than dividends payable in the form of our common stock) are paid on shares of our common stock.

In addition, at all times following the date that is six months following the date of the first issuance of the Series A Preferred Stock (the “Six Month Date”) until the Company’s stockholders approve the conversion of the Series A Preferred Stock into shares of our common stock (the “Stockholder Approval”), dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, prior to and in preference to all other shares of capital stock of the Company, at an annual rate of eight percent (8%) compounded annually on the Original Per Share Price ($200.00) (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase by two percent (2%) on each one year anniversary of the Six Month Date if the Stockholder Approval is not obtained by such time (collectively, the “Accruing Dividends”). Such Accruing Dividends shall be payable only when, as, and if declared by our board of directors and the Company shall be under no obligation to pay such Accruing Dividends, other than as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”).

Voting Rights

Except as otherwise provided in the Certificate of Designation or as otherwise provided by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least 60% of the then outstanding shares of the Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights of the Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (ii) alter or amend the Certificate of Designation, (iii) amend or repeal our amended and restated certificate of incorporation or other charter documents in any manner that adversely effects the rights of the holders of Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (iv) increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, the Series A Preferred Stock shall rank on parity with our common stock as to distributions of assets; provided, however, that from the Six Month Date until receipt of the Stockholder Approval, the Series A Preferred Stock shall rank senior to our common stock as to distributions of assets.

Upon any liquidation prior to the Six Month Date or at any time following Stockholder Approval, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and our common stock pari passu, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to our common stock pursuant to the terms of the Certificate of Designation immediately prior to such liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise. The holders of the shares of Series A Preferred Stock shall also be entitled to receive an additional amount equal to any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared on but unpaid to such shares. If, upon any such liquidation, the assets of the Company shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required, then all remaining assets of the Company shall be distributed ratably to the holders of Series A Preferred Stock and the holders of our common stock in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full.

Upon any liquidation from the Six Month Date until Stockholder Approval is obtained, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock in amounts equal to the greater of (i) the Original Per Share Price ($200.00) for each share of Series A Preferred Stock held by such holder plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared on but unpaid to such shares, and (ii) the amount such holder of the shares of Series A Preferred Stock would receive if the shares of Series A Preferred Stock and any Accruing Dividends accrued but unpaid thereon, whether or not declared, were converted to our common stock. If, upon any such liquidation, the assets of the Company shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required, then all remaining assets of the Company shall be distributed ratably to the holders of the shares of Series A Preferred Stock in accordance with the respective amounts that would be payable on the Series A Preferred Stock if all amounts payable thereon were paid in full.

Conversion

Subject to the limitations set forth in the Certificate of Designation, each share of Series A Preferred Stock outstanding as of 5:00 p.m. Eastern time on the third Business Day after the date that the Stockholder Approval is obtained shall automatically convert into a number of shares of our common stock equal to the Original Per Share Price ($200.00) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared divided by (ii) the Conversion Price ($0.80), subject to the Beneficial Ownership Limitation.

Thereafter, each share of Series A Preferred Stock that did not convert automatically shall be convertible at the option of the holder into a number of shares of our common stock equal to (i) the Original Per Share Price ($200.00) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared divided by (ii) the Conversion Price ($0.80), subject to the Beneficial Ownership Limitation.

No conversion of the Series A Preferred Stock shall be effected, either automatically or at the option of a holder of Series A Preferred Stock, to the extent that, after giving effect to such attempted conversion, such holder of Series A Preferred Stock or any other person would beneficially own a number of shares of our common stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 19.9% or such other percentage designated by the applicable holder in the applicable Purchase Agreements. A holder of Series A Preferred Stock may (i) reset the Beneficial Ownership Limitation to a higher percentage, which increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, and (ii) reset the Beneficial Ownership Limitation to a lower percentage provided that such decrease shall not become effective until the latest of (x) 8:00 a.m. Eastern time on the fourth business day after the date of the Stockholder Approval, (y) if Stockholder Approval is not obtained by the Six Month Date, the date that is three business days after the Six Month Date, and (z) the third (3rd) day after such written notice is delivered to the Company.

Warrants and Options

As of December 31, 2024, we had outstanding warrants to purchase an aggregate of 62,794 shares of common stock, with a weighted-average exercise price of $7.96 per share and outstanding options to purchase an aggregate of 1,384,920 shares of common stock, with a weighted-average exercise price of $13.26 per share.

Registration Rights

Pursuant to the terms of our January 2025 registration rights agreement (the “RRA”), we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of shares by certain stockholders (the “Investors”) of up to 215,835,000 shares of common stock issued upon conversion of the Series A Preferred Stock issued to such Investors pursuant to certain securities purchase agreements entered into in January 2025 and, subject to certain exceptions, use commercially reasonable efforts to keep the registration statement effective under the Securities Act for so long as such securities registered for resale thereunder retain their character as Registrable Securities (as defined in the RRA).

We have also agreed, among other things, to indemnify each Investor and each person who controls each Investor, and each of their respective members, directors, officers, partners, employees, managers, agents, representatives and advisors from certain liabilities and pay all fees and expenses incident to our obligations under the RRA.

Anti-Takeover Provisions

The provisions of the DGCL, our amended and restated certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

Board Vacancies

Our amended and restated certificate of incorporation and bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Classified Board

Our amended and restated certificate of incorporation and bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent and designation of our preferred stock. The affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock are not able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer, our president or the lead independent director, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice generally must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. With respect to nominations of persons for election to our board of directors, the notice shall provide information about the nominee, including, among other things, name, age, address, principal occupation, ownership of our capital stock and whether they meet applicable independence requirements. With respect to the proposal of other business to be considered by our stockholders at an annual meeting, the notice shall provide a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business by such stockholder and any beneficial owners and associated persons on whose behalf the notice is made, or the proposing persons. In addition, a stockholder’s notice must set forth certain information related to the proposing persons, including, among other things:

•	the name and address of the proposing persons;

•	information as to the ownership by the proposing persons of our capital stock and any derivative interest or short interest in any of our securities held by the proposing persons;

•	information as to any material relationships and interest between the proposing persons and us, any of our affiliates and any of our principal competitors;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

•

a representation whether the proposing persons intend or are part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or carry the proposal.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Our board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf under Delaware law, (1) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, (4) any other action asserting a claim that is governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court having jurisdiction over indispensable parties named as defendants. These exclusive-forum provisions do not apply to claims under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of this offering, contains a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is Equiniti Trust Company, LLC, 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660, and its telephone number is (800) 937-5449.

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OM.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the amount of warrants outstanding at the time of the offering, if any;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

As of January 31, 2025, we had outstanding warrants to purchase an aggregate of 5,687,794 shares of common stock, with a weighted-average exercise price of $0.88 per share and outstanding options to purchase an aggregate of 1,379,317 shares of common stock, with a weighted-average exercise price of $13.14 per share.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the terms for changes or adjustments to the exercise price of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the amount of warrants outstanding at the time of the offering, if any;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

•	the designation, ranking, or title of the series of debt securities;

•

the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method, and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	the provision for any liens securing the securities, if any;

•

any restrictive covenants, including any restrictions on the declaration of dividends, the incurrence of additional debt, or the issuance of additional securities, and/or any requirements for the maintenance of any asset ratio or the creation or maintenance of reserves;

•	events of default and any addition to, deletion of or change to the events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any listing of the debt securities on any securities exchange;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	a discussion of material U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•

we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived (other than in the case of a bankruptcy proceeding), the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

•

if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or rate of interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each beneficial owner its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and beneficial owners would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities — Indenture Provisions — Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•

if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	the amount of rights outstanding at the time of the offering, if any;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of material U.S. Federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, brokers or dealers;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents or other purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Outset Medical, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.outsetmedical.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-39513), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;

•

The information contained in our definitive proxy statement on Schedule 14A for our 2024 annual meeting of stockholders filed with the SEC on April 11, 2024, to the extent incorporated by reference in Part III of the Form 10-K;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 9, 2024;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 8, 2024;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 7, 2024;

•

Current Reports on Form 8-K, filed with the SEC on January 2, 2024, February  21, 2024 (Item 5.02 only), March  13, 2024 (Item 5.02 only), May  6, 2024, May  8, 2024 (Items 5.02 and 8.01 only), May  30, 2024, August  16, 2024, September  27, 2024, January  6, 2025 (Items 1.01 and 3.02 only), January  8, 2025, and January 24, 2025; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 11, 2020, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

Outset Medical, Inc.

3052 Orchard Dr.

San Jose, California 95134

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.outsetmedical.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion

Dated February 13, 2025

PROSPECTUS

215,835,000 Shares of Common Stock

Offered by the Selling Stockholders

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis up to (i) 215,835,000 shares of our common stock, par value $0.001 per share issuable upon the conversion of 863,340 shares (the “Preferred Shares”) of Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) of Outset Medical, Inc. (“Outset,” “Outset Medical,” “we,” “our” or the “Company”), a Delaware corporation. Subject to receiving the requisite stockholder approval and certain beneficial ownership limitations set by each holder of Preferred Shares, as described in our Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”), each Preferred Share is convertible into a number of shares of our common stock equal to (i) the Original Per Share Price ($200.00) plus any accruing dividends accrued but unpaid thereon, whether or not declared, divided by (ii) the Conversion Price ($0.80). The Preferred Shares were issued to the Selling Stockholders in a private placement (the “Private Placement”). The shares of our common stock registered by this prospectus are referred to herein as the “Resale Shares.”

We are registering the Resale Shares covered by this prospectus as required by a registration rights agreement by and among the Company and the Selling Stockholders, dated January 3, 2025 (the “Registration Rights Agreement”). We are not offering or selling any Resale Shares under this prospectus, and we will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders, including certain of our directors and officers, will offer or sell any of the Resale Shares. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus in a number of different ways and at varying prices, and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholders may sell the Resale Shares in the section entitled “Plan of Distribution.” Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Resale Shares will be borne by the Selling Stockholders. We will pay certain fees and expenses (other than discounts, concessions, commissions and similar selling expenses) incident to the registration of the Resale Shares with the U.S. Securities and Exchange Commission (the “SEC”).

You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OM.” On February 12, 2025, the last reported sale price of our common stock was $0.78. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares of common stock that the Selling Stockholders may offer. Each time the Selling Stockholders sell our shares of common stock using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares of common stock being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement together with the additional information under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus contains and incorporates by reference information that you should consider when making your investment decision. Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representation other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “Outset,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Outset Medical, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

1

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Outset Medical, Inc. is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. Tablo® Hemodialysis System (“Tablo”), cleared by the U.S. Food and Drug Administration (“FDA”) for use from the hospital to the home, represents a significant technological advancement designed to transform the dialysis experience for patients and operationally simplify it for providers. Tablo serves as a single enterprise solution designed to be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere, and by virtually anyone. The integration of water purification and on-demand dialysate production in a single 35-inch compact console enables Tablo to serve as a dialysis clinic on wheels. With a simple-to-use touchscreen interface, two-way wireless data transmission and a proprietary data analytics platform, Tablo is a new holistic approach to dialysis care.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and we are an “accelerated filer” since our annual revenue was more than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated in the state of Delaware in 2003 under the name Home Dialysis Plus, Ltd. We changed our name to Outset Medical, Inc. in 2015. Our principal executive offices are located at 3052 Orchard Drive, San Jose, California 95134, and our telephone number is (669) 231-8200. Our website address is www.outsetmedical.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Private Placement of Shares of Series A Preferred Stock

On January 3, 2025, we entered into securities purchase agreements (the “Securities Purchase Agreements”) with various investors, including certain members of management and certain members of our board of directors (the

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“Investors”) for the issuance and sale by us of an aggregate of 863,340 shares of Series A Preferred Stock in the Private Placement. The Series A Preferred Stock was issued to the Investors pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act. Pursuant to the terms of the Securities Purchase Agreements, we agreed to submit to our stockholders the approval of (i) the conversion of the Series A Preferred Stock into shares of our common stock, in accordance with Nasdaq Stock Market Rules (the “Conversion Proposal”) and (ii) the issuance of the Series A Preferred Stock to certain members of management and certain members of our board of directors and any shares of our common stock issuable upon the conversion thereof (the “Director Issuance Proposal”) at a special meeting of the stockholders expected to be held on March 5, 2025. The Securities Purchase Agreements include customary representations, warranties and covenants by the parties to the agreements.

Pursuant to the Securities Purchase Agreements, the Investors agreed to purchase the Series A Preferred Stock at a purchase price of $200.00 per share for an aggregate purchase price of approximately $172.7 million. Institutional investors invested $168.8 million, and following the approval of the Director Issuance Proposal, certain members of management and certain members of our board of directors are expected to invest $3.9 million. We expect to use the net proceeds from the Private Placement for general corporate purposes.

In connection with the Private Placement, we also entered into the Registration Rights Agreement with the Investors, which provides that we will register the resale of the shares of our common stock issuable upon conversion of the Series A Preferred Stock. This registration statement is being filed in order to satisfy our obligation to prepare and file an initial registration statement with the Securities and Exchange Commission (“SEC”) as soon as reasonably practicable, but in no event later than 60 days after the closing of the Private Placement. We will use our best efforts to have the registration statement declared effective within 50 days after the filing of the initial registration statement with the SEC, subject to the approval of the Conversion Proposal being received at our special meeting of stockholders. The Registration Rights Agreement also contains customary provisions including, among other things, provisions relating to indemnification and expenses.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2024, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

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FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are “forward-looking statements” for the purposes of this prospectus. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•

our future results of operations and financial position, including our expectations and projections regarding our revenues, recurring revenues and revenue growth rate, cost of revenues, gross margin, operating expenses, capital expenditures, cash burn and cash position;

•	our business strategy, plans and objectives of management;

•

key factors we believe affect our performance, including our beliefs about the opportunities presented by these factors, our ability to successfully address each of these factors and the anticipated impacts of these factors on our business, financial condition and result of operations;

•

continued execution of our various initiatives designed to expand gross margins, including by continuing to sell Tablo cartridges, services and accessories for Tablo console, reducing the cost of service and reducing the cost of Tablo consoles;

•

our ability to achieve and sustain future profitability, including our ability to expand gross margins, optimize operating expenses (including the anticipated benefits from cost reduction initiatives such as organizational restructurings) and optimize working capital;

•	our expectations regarding the market sizes and growth potential for Tablo, and the total addressable market opportunities for Tablo in the acute care and home settings;

•	our planned expansion within the home dialysis market and our assumptions about the home market, including expected drivers of home dialysis adoption;

•	any ongoing impact of macroeconomic factors on our business and results of operations, and on our customers and suppliers;

•	our ability to retain our commercial team, optimize our sales processes and expand the adoption of Tablo as we focus more heavily on enterprise selling;

•	our plans to continue to invest in our research and development efforts to enhance existing products and develop new products;

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•	our ability to respond to any reports, observations or other actions by the FDA or other regulators in a timely and effective manner; and

•	our expectations regarding the uses and sufficiency of our capital resources.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, Part II, Item IA – “Risk Factors” and for the reasons described in our Quarterly Report for the quarterly period ended September 30, 2024 on Form 10-Q and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference may also contain estimates, projections and other information concerning our industry, including market size and growth rates of the markets in which we participate, and discussion of our general expectations, market position, and market opportunity. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Moreover, any future indebtedness that we may incur could preclude us from paying dividends. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders.

Subject to limited exceptions, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING STOCKHOLDERS

This prospectus covers the possible resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to an aggregate of 215,835,000 shares of our common stock, which represent the Resale Shares issuable upon conversion of shares of Series A Preferred Stock that were issued to the Selling Stockholders in the Private Placement. The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

We are registering the Resale Shares to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

Except as otherwise disclosed herein, the Selling Stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

The Selling Stockholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders, provided that Resale Shares may only be offered after the shares of Series A Preferred Stock are converted to common stock subject to the terms of our Certificate of Designation and contingent upon the Company’s stockholders approving the conversion of the Series A Preferred Stock into shares of our common stock (the “Stockholder Approval”).

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock, as of January 31, 2025, assuming (i) the issuance of the full number of 863,340 shares of Series A Preferred Stock in the Private Placement and (ii) the conversion of all shares of Series A Preferred Stock issued in the Private Placement into 215,835,000 shares of our common stock, without regard to any beneficial ownership limitations. The third column lists the Resale Shares being offered by this prospectus by the Selling Stockholders. The fourth column reflects the number and percentage of shares of common stock beneficially owned by each Selling Stockholder, assuming the sale of all of the Resale Shares offered by the Selling Stockholders pursuant to this prospectus.

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The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Preferred Shares in connection with the Private Placement. The percentages of common stock beneficially owned after the offering by each Selling Stockholder set forth below are based on 269,538,697 shares of our common stock, which is the sum of 53,703,697 shares of common stock outstanding as of January 31, 2025 and 215,835,000 shares of our common stock issuable upon the conversion of all shares of Series A Preferred Stock issuable in the Private Placement, without regard to any beneficial ownership limitations.

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus	Common Stock Beneficially Owned After Offering(2)(3)
			Number	Percentage (%)
Altium Healthcare Long Short Onshore Fund LP(4)	2,500,000	2,500,000	—	—
Alyeska Master Fund(5)	25,000,000	25,000,000	—	—
Brandon Felts(6)	47,340	37,500	9,840	*
Brent D. Lang(7)	286,010	250,000	36,010	*
Brett Fogg(8)	74,466	20,000	54,466	*
Catalio Public Equities Master Fund, LP(9)	2,500,000	2,500,000	—	—
Cricklewood Holdings LLC(10)	1,875,000	1,875,000	—	—
D. Keith Grossman(11)	456,920	187,500	269,420	*
Dinamarie Stefani(12)	93,750	93,750	—	—
Durable Capital Master Fund LP(13)	31,250,000	31,250,000	—	—
Entities Associated with Atika Capital(14)	8,500,000	8,500,000	—	—
Entities Associated with Marshall Wace(15)	9,375,000	9,375,000	—	—
Entities Associated with MFS Investment Management(16)	12,428,250	12,428,250	—	—
Entities Associated with Perceptive Advisors(17)	12,500,000	12,500,000	—	—
Entities Associated with PFM Healthcare(18)	25,000,000	25,000,000	—	—
Entities Advised or Subadvised by T. Rowe Price Investment Management, Inc.(19)	23,673,750	23,673,750	—	—
Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund(20)	11,986,250	11,986,250	—	—
Fidelity Select Portfolios: Select Health Care Portfolio(21)	19,993,500	19,993,500	—	—
Evin Macaluso(22)	282,442	250,000	32,442	*
Isaac Stockwell(23)	54,879	13,000	41,879	*
Jennifer Sipple(24)	74,184	25,000	49,184	*
John Geraci(25)	53,254	12,500	40,754	*
Karen Drexler(26)	54,482	31,250	23,232	*
Laura Romike(27)	379,080	187,500	191,580	*
Leslie Trigg(28)	1,894,032	625,000	1,269,032	*
Patrick T. Hackett(29)	3,180,823	3,125,000	55,823	*
Pura Vida X Fund, LP(30)	1,250,000	1,250,000	—	—
Variable Insurance Products Fund IV: VIP Health Care Portfolio(31)	3,145,250	3,145,250	—	—
Woodline Master Fund LP(32)	20,000,000	20,000,000	—	—

*	Less than 1%
(1)

To our knowledge, unless otherwise indicated, all persons named in the table above have sole voting and investment power with respect to their shares of common stock. Except as otherwise indicated, the address of each of the persons in this table is c/o Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134.

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(2)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts (x) assume the sale of all common stock that may be offered pursuant to this prospectus and (y) do not take into account certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock (i) prior to Stockholder Approval, or (ii) if, as a result of such conversion, such holder, together with its affiliates, would beneficially own a specified percentage (established by the holders between 0.00% and 19.99%, the “Beneficial Ownership Limitation”) of the total number of shares of common stock in excess of the applicable beneficial ownership limitation of such holder.

(3)

Assumes that all the shares of common stock of the Selling Stockholders covered by this prospectus are sold and that the Selling Stockholders do not acquire any additional shares of common stock before the completion of this offering. However, as each Selling Stockholder can offer all, some or none of its common stock, no definitive estimate can be given as to the number of shares of common stock that any Selling Stockholder will ultimately offer or sell under this prospectus.

(4)

Consists of 2,500,000 shares of common stock issuable upon the conversion of 10,000 shares of Series A Preferred Stock held by Altium Healthcare Long Short Onshore Fund LP (“Altium”). The Beneficial Ownership Limitation of Altium is 4.9%. The address of Altium is 152 West 57th Street, Fl 20, New York, NY 10019.

(5)

Consists of 25,000,000 shares of common stock issuable upon the conversion of 100,000 shares of Series A Preferred Stock held by Alyeska Master Fund, LP (“Alyeska”). The Beneficial Ownership Limitation of Alyeska is 9.9%. The address of Alyeska is 77 West Wacker Drive, Suite 700, Chicago, IL 60601.

(6)

Consists of (i) 4,107 shares of common stock, (ii) 37,500 shares of common stock issuable upon the conversion of 150 shares of Series A Preferred Stock and (iii) RSUs representing the right to receive 5,733 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Felts is the Company’s Vice President of Sales Enablement. The Beneficial Ownership Limitation of Mr. Felts is 19.99%.

(7)

Consists of (i) 27,007 shares of common stock, (ii) 250,000 shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by the Lang Van Schaack Family Revocable Trust (“LVS Family Trust”) and (iii) RSUs representing the right to receive 9,003 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Lang is a director of the Company. The Beneficial Ownership Limitation of LVS Family Trust is 19.99%.

(8)

Consists of (i) 28,924 shares of common stock, (ii) 20,000 shares of common stock issuable upon the conversion of 80 shares of Series A Preferred Stock and (iii) 13,056 shares of Common Stock issuable pursuant to the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 12,486 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Fogg is the Company’s Vice President of R&D and Supply Chain. The Beneficial Ownership Limitation of Mr. Fogg is 19.99%.

(9)

Consists of 2,500,000 shares of common stock issuable upon the conversion of 10,000 shares of Series A Preferred Stock held by Catalio Public Equities Master Fund, LP (“Catalio”). The Beneficial Ownership Limitation of Catalio is 4.9%. The address of Catalio is 512 W. 22nd St, 5th Fl, New York, NY 10011.

(10)

Consists of 1,8750,000 shares of common stock issuable upon the conversion of 7,500 shares of Series A Preferred Stock held by Cricklewood Holdings LLC (“Cricklewood”). The Beneficial Ownership Limitation of Cricklewood is 19.9%. The address of Cricklewood is 355 South Grand Ave, Suite 2450, Lose Angeles, CA 90071.

(11)

Consists of (i) 54,221 shares of common stock, (ii) 187,500 shares of common stock issuable upon the conversion of 750 shares of Series A Preferred Stock held by The D. Keith and Hallie H. Grossman Family Living Trust (“Grossman Trust”), (iii) 215,199 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and. Mr. Grossman is a director of the Company. The Beneficial Ownership Limitation of the Grossman Trust is 19.99%.

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(12)

Consists of 93,750 shares of common stock issuable upon the conversion of 375 shares of Series A Preferred Stock. Ms. Stefani is the Company’s Senior Vice President of Regulatory Affairs & Quality Assurance. The Beneficial Ownership Limitation of Ms. Stefani is 19.99%.

(13)

Consists of 31,250,000 shares of common stock issuable upon the conversion of 125,000 shares of Series A Preferred Stock held by Durable Capital Master Fund LP (“Durable”). Durable Capital Partners LP (“Durable Capital Partners”) is the investment adviser to Durable. Durable Capital Partners GP LLC (“Durable GP”) is the general partner of Durable Capital Partners, and Henry Ellenbogen is the chief investment officer of Durable Capital Partners and the managing member of Durable GP. The Beneficial Ownership Limitation of Durable is 9.9%. The principal business address of Durable is c/o Durable Capital Partners LP, 4747 Bethesda Ave, Suite 1002, Bethesda, MD 20814.

(14)

Consists of (i) 5,145,000 shares of common stock issuable upon the conversion of 20,580 shares of Series A Preferred Stock held by Atika Capital Partners, LP, (ii) 1,164,250 shares of common stock issuable upon the conversion of 4,657 shares of Series A Preferred Stock held by Atika Offshore Master Fund, Ltd, and (iii) 2,190,750 shares of common stock issuable upon the conversion of 8,763 shares of Series A Preferred Stock held by The Optika Master Portfolio Limited. The Beneficial Ownership Limitation of the forgoing entities is 19.99%. The address of the foregoing entities is c/o Atika Capital Management, 475 Tenth Ave., 14th Fl, New York, NY 10018.

(15)

Consists of (i) 6,250,000 shares of common stock issuable upon the conversion of 25,000 shares of Series A Preferred Stock held by MW XO Health Innovations Fund II, LP (“MW XO”) and (ii) 3,125,000 shares of common stock issuable upon the conversion of 12,500 shares of Series A Preferred Stock held by Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts, acting solely in respect of the Eureka Fund (“Eureka”). The Beneficial Ownership Limitation of the forgoing entities is 9.99%. The address of MW XO is c/o Marshall Wace North America, LP, 350 Park Avenue, 18th Floor, New York, NY 10022. The address of Eureka is c/o Marshall Wace LLP, George House, 131 Sloane Street, London SWIX 9AT England.

(16)

Consists of (i) 14,000 shares of common stock issuable upon the conversion of 56 shares of Series A Preferred Stock held by MFS Global Alternative Strategy Fund, (ii) 8,205,500 shares of common stock issuable upon the conversion of 32,822 shares of Series A Preferred Stock held by MFS New Discovery Fund, (iii) 1,530,250 shares of common stock issuable upon the conversion of 6,121 shares of Series A Preferred Stock held by The assets of the Pacific Select Fund – Small-Cap Growth Portfolio advised by Massachusetts Financial Services Company, and (iv) 2,678,500 shares of common stock issuable upon the conversion of 10,714 shares of Series A Preferred Stock held by MFS Variable Insurance Trust — MFS New Discovery Series. The Beneficial Ownership Limitation of the forgoing entities is 19.99%. The address of the foregoing entities is MFS Investment Management, 111 Huntington Avenue, Boston, MA 02199.

(17)

Consists of (i) 5,960,250 shares of common stock issuable upon the conversion of 23,841 shares of Series A Preferred Stock held by Perceptive Credit Holdings IV, LP (“Holdings IV”) and (ii) 6,539,750 shares of common stock issuable upon the conversion of 26,159 shares of Series A Preferred Stock held by PCOF EQ AIV IV, LP (“PCOF”). Perceptive Credit Advisors, LLC (“Perceptive Credit”), an affiliate of Perceptive Advisors LLC, is the investment manager to Holdings IV and PCOF (together, “Perceptive Credit Affiliates”) and accordingly, may be deemed to beneficially own the securities directly held by the Perceptive Credit Affiliates. Joseph Edelman is the managing member of Perceptive Credit, and accordingly, Mr. Edelman may be deemed to beneficially own the securities held by the Perceptive Credit Affiliates. Perceptive Credit Affiliates and Mr. Edelman disclaim beneficial ownership of such shares except to the extent of its or his pecuniary interest therein. The Beneficial Ownership Limitation of Holdings IV and PCOF is 19.9%. The address for the Perceptive Credit Affiliates is c/o Perceptive Advisors LLC, 51 Astor Place, 10th Floor, New York, NY 10003.

(18)

Consists of (i) 15,000,000 shares of common stock issuable upon the conversion of 60,000 shares of Series A Preferred Stock held by PFM Healthcare Master Fund, LP (“PFM Master”) and (ii) 10,000,000 shares of common stock issuable upon the conversion of 40,000 shares of Series A Preferred Stock held by PFM Healthcare Growth Equity Fund I, LP (“PFM Growth”). The Beneficial Ownership Limitation of PFM Master and PFM Growth is 9.9%. The address for PFM Master and PFM Growth is c/o PFM Health Sciences, LP, 475 Sansome St., Ste. 1720, San Francisco, CA 94111.

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(19)

Consists of (i) 10,790,250 shares of common stock issuable upon the conversion of 43,161 shares of Series A Preferred Stock held by T. Rowe Price Small-Cap Stock Fund, Inc., (ii) 5,730,750 shares of common stock issuable upon the conversion of 22,923 shares of Series A Preferred Stock held by T. Rowe Price Institutional Small-Cap Stock Fund, (iii) 79,250 shares of common stock issuable upon the conversion of 317 shares of Series A Preferred Stock held by T. Rowe Price Spectrum Conservative Allocation Fund, (iv) 121,250 shares of common stock issuable upon the conversion of 485 shares of Series A Preferred Stock held by T. Rowe Price Spectrum Moderate Allocation Fund, (v) 285,000 shares of common stock issuable upon the conversion of 1,140 shares of Series A Preferred Stock held by T. Rowe Price Spectrum Moderate Growth Allocation Fund, (vi) 12,250 shares of common stock issuable upon the conversion of 49 shares of Series A Preferred Stock held by T. Rowe Price Moderate Allocation Portfolio, (vii) 484,750 shares of common stock issuable upon the conversion of 1,939 shares of Series A Preferred Stock held by U.S. Small-Cap Stock Trust, (viii) 399,500 shares of common stock issuable upon the conversion of 1,598 shares of Series A Preferred Stock held by TD Mutual Funds — TD U.S. Small-Cap Equity Fund, (ix) 5,051,250 shares of common stock issuable upon the conversion of 20,205 shares of Series A Preferred Stock held by T. Rowe Price U.S. Small-Cap Core Equity Trust, and (x) 719,500 shares of common stock issuable upon the conversion of 2,878 shares of Series A Preferred Stock held by Costco 401(k) retirement Plan. The Beneficial Ownership Limitation of the forgoing entities is 19.99%. The address of the foregoing entities is T. Rowe Price Investment Management, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(20)

Consists of 11,986,250 shares of common stock issuable upon the conversion of 47,945 shares of Series A Preferred Stock held by Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund (“Fidelity Advisor”). Fidelity Advisor is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of Fidelity Advisor is 245 Summer Street, Boston, MA 02210.

(21)

Consists of 19,993,500 shares of common stock issuable upon the conversion of 79,974 shares of Series A Preferred Stock held by Fidelity Select Portfolios: Select Health Care Portfolio (“Fidelity Select”). Fidelity Select is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of Fidelity Select is 245 Summer Street, Boston, MA 02210.

(22)

Consists of (i) 22,519 shares of common stock, (ii) 250,000 shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock and (iii) RSUs representing the right to receive 9,923 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Macaluso is the Company’s Vice President of Sales. The Beneficial Ownership Limitation of Mr. Macaluso is 19.99%.

(23)

Consists of (i) 19,154 shares of common stock, (ii) 13,000 shares of common stock issuable upon the conversion of 52 shares of Series A Preferred Stock, (iii) 13,531 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 9,194 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Stockwell is the Company’s Vice President of Information Technology. The Beneficial Ownership Limitation of Mr. Stockwell is 19.99%.

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(24)

Consists of (i) 26,701 shares of common stock, (ii) 25,000 shares of common stock issuable upon the conversion of 100 shares of Series A Preferred Stock, (iii) 12,791 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 9,692 shares of common stock that will vest within 60 days of January 31, 2025. Ms. Sipple is the Company’s Senior Vice President of Customer Experience. The Beneficial Ownership Limitation of Ms. Sipple is 19.99%.

(25)

Consists of (i) 21,976 shares of common stock, (ii) 12,500 shares of common stock issuable upon the conversion of 50 shares of Series A Preferred Stock, (iii) 9,621 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 9,157 shares of common stock that will vest within 60 days of January 31, 2025. Mr. Geraci is the Company’s Vice President and Controller. The Beneficial Ownership Limitation of Mr. Geraci is 19.99%.

(26)

Consists of (i) 23,232 shares of common stock, and (ii) 31,250 shares of common stock issuable upon the conversion of 125 shares of Series A Preferred Stock held by the Drexler Family Trust U/A DTD 5/23/1996 (“Drexler Trust”). Ms. Drexler is a director of the Company. The Beneficial Ownership Limitation of Drexler Trust is 19.99%.

(27)

Consists of (i) 178,274 shares of common stock, (ii) 187,500 shares of common stock issuable upon the conversion of 750 shares of Series A Preferred Stock, and (iii) RSUs representing the right to receive 13,306 shares of common stock that will vest within 60 days of January 31, 2025. Ms. Romike is the Company’s Senior Vice President of Sales. The Beneficial Ownership Limitation of Ms. Romike is 5%.

(28)

Consists of (i) 493,587 shares of common stock, (ii) 625,000 shares of common stock issuable upon the conversion of 2,500 shares of Series A Preferred Stock held by the Trigg 2002 Revocable Trust UAD 12/30/02 (“Trigg Trust”), (iii) 747,066 shares of common stock issuable upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025 and (iv) RSUs representing the right to receive 28,379 shares of common stock that will vest within 60 days of January 31, 2025. Ms. Trigg is the Chief Executive Officer and a director of the Company. The Beneficial Ownership Limitation of the Trigg Trust is 19.99%.

(29)

Consists of (i) 17,849 shares of common stock held by Mr. Hackett, (ii) 1,250,000 shares of common stock issuable upon the conversion of 5,000 shares of Series A Preferred Stock held by Mr. Hackett, (iii) 1,250,000 shares of common stock issuable upon the conversion of 5,000 shares of Series A Preferred Stock held by the Patrick T. Hackett 2006 GST Trust (the “Hackett Trust”), (iv) 625,000 shares of common stock issuable upon the conversion of 2,500 shares of Series A Preferred Stock held by the Hackett Family Fund (the “Hackett Fund”), and (v) 37,974 shares of common stock issuable to Mr. Hackett upon the exercise of options that are vested and exercisable within 60 days of January 31, 2025. Mr. Hackett is a director of the Company. The Beneficial Ownership Limitation of the Mr. Hackett, the Hackett Fund, and Hackett Trust is 19.99%.

(30)

Consists of 1,250,000 shares of common stock issuable upon conversion of the 5,000 shares of Series A Preferred Stock held by Pura Vida X Fund, LP (“Pura Vida”). The Beneficial Ownership Limitation of Pura Vida is 4.99%. The address of Pura Vida is c/o Pura Vida Investments, LLC, Attn: Cara Bradfield, 545 W 25th St, 19th Floor, New York, NY 10001.

(31)

Consists of 3,145,250 shares of common stock issuable upon conversion of 12,581 shares of Series A Preferred Stock held by Variable Insurance Products Fund IV: VIP Health Care Portfolio (“Variable”). Variable is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of Variable is 245 Summer Street, Boston, MA 02210.

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(32)

Consists of 20,000,000 shares of common stock issuable upon conversion of the 80,000 shares of Series A Preferred Stock held by Woodline Master Fund LP (“Woodline”). The Beneficial Ownership Limitation of Woodline is 9.9%. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

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DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. A description of material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as amended affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws.

General

Our amended and restated certificate of incorporation authorizes 300,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

As of January 31, 2025, we had outstanding 53,703,697 shares of common stock and 863,340 shares of Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

The holders of our common stock are entitled to one vote per share. Stockholders do not have the ability to cumulate votes for the election of directors. Our amended and restated certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors is expressly authorized to issue from time to time preferred stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors, without any further vote or action by our stockholders. The board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution or

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resolutions and to set forth in a certificate of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, if any, of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. Our board of directors is also authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Non-Voting Convertible Preferred Stock

Dividends

At all times following the date of the first issuance of the Series A Preferred Stock, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of the Series A Preferred Stock (on an as-if-converted-to-common-stock basis and without regard to any limitations on conversion set forth herein or otherwise) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of our common stock payable in the form of our common stock) actually paid on shares of our common stock when, as and if such dividends (other than dividends payable in the form of our common stock) are paid on shares of our common stock.

In addition, at all times following the date that is six months following the date of the first issuance of the Series A Preferred Stock (the “Six Month Date”) until the Company’s stockholders approve the conversion of the Series A Preferred Stock into shares of our common stock (the “Stockholder Approval”), dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, prior to and in preference to all other shares of capital stock of the Company, at an annual rate of eight percent (8%) compounded annually on the Original Per Share Price ($200.00) (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase by two percent (2%) on each one year anniversary of the Six Month Date if the Stockholder Approval is not obtained by such time (collectively, the “Accruing Dividends”). Such Accruing Dividends shall be payable only when, as, and if declared by our board of directors and the Company shall be under no obligation to pay such Accruing Dividends, other than as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”).

Voting Rights

Except as otherwise provided in the Certificate of Designation or as otherwise provided by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least 60% of the then outstanding shares of the Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights of the Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (ii) alter or amend the Certificate of Designation, (iii) amend or repeal our amended and restated certificate of incorporation or other charter documents in any manner that adversely effects the rights of the holders of Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (iv) increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing.

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Liquidation

Upon any liquidation, the Series A Preferred Stock shall rank on parity with our common stock as to distributions of assets; provided, however, that from the Six Month Date until receipt of the Stockholder Approval, the Series A Preferred Stock shall rank senior to our common stock as to distributions of assets.

Upon any liquidation prior to the Six Month Date or at any time following Stockholder Approval, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and our common stock pari passu, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to our common stock pursuant to the terms of the Certificate of Designation immediately prior to such liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise. The holders of the shares of Series A Preferred Stock shall also be entitled to receive an additional amount equal to any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared on but unpaid to such shares. If, upon any such liquidation, the assets of the Company shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required, then all remaining assets of the Company shall be distributed ratably to the holders of Series A Preferred Stock and the holders of our common stock in accordance with the respective amounts that would be payable on all such securities if all amounts payable thereon were paid in full.

Upon any liquidation from the Six Month Date until Stockholder Approval is obtained, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock in amounts equal to the greater of (i) the Original Per Share Price ($200.00) for each share of Series A Preferred Stock held by such holder plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared on but unpaid to such shares, and (ii) the amount such holder of the shares of Series A Preferred Stock would receive if the shares of Series A Preferred Stock and any Accruing Dividends accrued but unpaid thereon, whether or not declared, were converted to our common stock. If, upon any such liquidation, the assets of the Company shall be insufficient to pay the holders of shares of the Series A Preferred Stock the amount required, then all remaining assets of the Company shall be distributed ratably to the holders of the shares of Series A Preferred Stock in accordance with the respective amounts that would be payable on the Series A Preferred Stock if all amounts payable thereon were paid in full.

Conversion

Subject to the limitations set forth in the Certificate of Designation, each share of Series A Preferred Stock outstanding as of 5:00 p.m. Eastern time on the third Business Day after the date that the Stockholder Approval is obtained shall automatically convert into a number of shares of our common stock equal to the Original Per Share Price ($200.00) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared divided by (ii) the Conversion Price ($0.80), subject to the Beneficial Ownership Limitation.

Thereafter, each share of Series A Preferred Stock that did not convert automatically shall be convertible at the option of the holder into a number of shares of our common stock equal to (i) the Original Per Share Price ($200.00) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared divided by (ii) the Conversion Price ($0.80), subject to the Beneficial Ownership Limitation.

No conversion of the Series A Preferred Stock shall be effected, either automatically or at the option of a holder of Series A Preferred Stock, to the extent that, after giving effect to such attempted conversion, such holder of Series A Preferred Stock or any other person would beneficially own a number of shares of our common stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is 19.9% or such other percentage designated by the applicable holder in the applicable Purchase Agreements. A holder of Series A Preferred Stock may (i) reset the Beneficial Ownership Limitation to a higher percentage, which increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, and (ii) reset the Beneficial Ownership Limitation to a lower percentage provided that such decrease shall not become effective

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until the latest of (x) 8:00 a.m. Eastern time on the fourth business day after the date of the Stockholder Approval, (y) if Stockholder Approval is not obtained by the Six Month Date, the date that is three business days after the Six Month Date, and (z) the third (3rd) day after such written notice is delivered to the Company.

Warrants and Options

As of December 31, 2024, we had outstanding warrants to purchase an aggregate of 62,794 shares of common stock, with a weighted-average exercise price of $7.96 per share and outstanding options to purchase an aggregate of 1,384,920 shares of common stock, with a weighted-average exercise price of $13.26 per share.

Registration Rights

Pursuant to the terms of our January 2025 registration rights agreement (the “RRA”), we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of shares by certain stockholders (the “Investors”) of up to 215,835,000 shares of common stock issued upon conversion of the Series A Preferred Stock issued to such Investors pursuant to certain securities purchase agreements entered into in January 2025 and, subject to certain exceptions, use reasonable efforts to keep the registration statement effective under the Securities Act for so long as such securities registered for resale thereunder retain their character as Registrable Securities (as defined in the RRA).

We have also agreed, among other things, to indemnify each Investor and each person who controls each Investor, and each of their respective members, directors, officers, partners, employees, managers, agents, representatives and advisors from certain liabilities and pay all fees and expenses incident to our obligations under the RRA.

Anti-Takeover Provisions

The provisions of the DGCL, our amended and restated certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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•

at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

Board Vacancies

Our amended and restated certificate of incorporation and bylaws authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Classified Board

Our amended and restated certificate of incorporation and bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend certain provisions of

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our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent and designation of our preferred stock. The affirmative vote of holders of at least two-thirds of the voting power of our outstanding common stock is required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock are not able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer, our president or the lead independent director, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. To be timely, a stockholder’s notice generally must be delivered to us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. With respect to nominations of persons for election to our board of directors, the notice shall provide information about the nominee, including, among other things, name, age, address, principal occupation, ownership of our capital stock and whether they meet applicable independence requirements. With respect to the proposal of other business to be considered by our stockholders at an annual meeting, the notice shall provide a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business by such stockholder and any beneficial owners and associated persons on whose behalf the notice is made, or the proposing persons. In addition, a stockholder’s notice must set forth certain information related to the proposing persons, including, among other things:

•	the name and address of the proposing persons;

•	information as to the ownership by the proposing persons of our capital stock and any derivative interest or short interest in any of our securities held by the proposing persons;

•	information as to any material relationships and interest between the proposing persons and us, any of our affiliates and any of our principal competitors;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

•

a representation whether the proposing persons intend or are part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or carry the proposal.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting.

Issuance of Undesignated Preferred Stock

Our board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf under Delaware law, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, (4) any other action asserting a claim that is governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court having jurisdiction over indispensable parties named as defendants. These exclusive-forum provisions do not apply to claims under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our amended and restated certificate of incorporation contains a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is Equiniti Trust Company, LLC, 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660, and its telephone number is (800) 937-5449 .

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OM.”

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PLAN OF DISTRIBUTION

We are registering the Resale Shares issued to the Selling Stockholders to permit the sale, transfer or other disposition of these shares by the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Resale Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, through distributions in kind for no consideration, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling Resale Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

23

In connection with sales of the Resale Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Resale Shares short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholders may deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed Resale Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Resale Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use Resale Shares to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which such the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

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Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all expenses of the registration of the Resale Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain civil liabilities set forth in the Registration Rights Agreement, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

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LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Sidley Austin LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

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EXPERTS

The financial statements of Outset Medical, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.outsetmedical.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

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INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-39513), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;

•

The information contained in our definitive proxy statement on Schedule 14A for our 2024 annual meeting of stockholders filed with the SEC on April 11, 2024, to the extent incorporated by reference in Part III of the Form 10-K;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 9, 2024;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 8, 2024;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 7, 2024;

•

Current Reports on Form 8-K, filed with the SEC on January 2, 2024, February  21, 2024 (Item 5.02 only), March  13, 2024 (Item 5.02 only), May  6, 2024, May  8, 2024 (Items 5.02 and 8.01 only), May  30, 2024, August  16, 2024, September  27, 2024, January  6, 2025 (Items 1.01, 3.02 and 9.01 only), January  8, 2025, and January 24, 2025; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 11, 2020, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

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You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

Outset Medical, Inc.

3052 Orchard Dr.

San Jose, California 95134

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.outsetmedical.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the Securities Exchange Commission registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the exchange listing fee:

SEC registration fee		$41,415
FINRA filing fee			*
Legal fees and expenses			*
Accounting fees and expenses			*
Printing expenses			*
Transfer agent and registrar fees			*
Trustee fees (including counsel fees)			*
Miscellaneous			*

Total	$		*

*

These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Outset Medical, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated certificate of incorporation provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our charter further provides that any amendment, repeal or modification of such article unless otherwise required by law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or amendment of a director serving at the time of such repeal or modification.

Our amended and restated certificate of incorporation provides that we shall indemnify each of our directors and executive officers, and shall have power to indemnify our other officers, employees and agents, to the fullest extent permitted by the DGCL as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The amended and restated certificate of incorporation further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees, in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

In addition, the amended and restated certificate of incorporation provides that the right of each of our directors and officers to indemnification and advancement of expenses shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the charter or bylaws, agreement, vote of stockholders or otherwise. Furthermore, our amended and restated certificate of incorporation authorizes us to provide insurance for our directors, officers, employees and agents against any liability, whether or not we would have the power to indemnify such person against such liability under the DGCL or the bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our amended and restated certificate of incorporation.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit No.	Description

1.1†	Form(s) of underwriting agreement(s).

3.1	Amended and Restated Certificate of Incorporation of Outset Medical, Inc. (filed on September 9, 2020 as an exhibit to Amendment No. 1 to Registration Statement on Form S-1/A and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Outset Medical, Inc. (filed on September 9, 2020 as an exhibit to Amendment No. 1 to Registration Statement on Form S-1/A and incorporated herein by reference).

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (filed on January 8, 2025 as an exhibit to Current Report on Form 8-K and incorporated herein by reference).

3.4	Amendment No. 1 to Amended and Restated Bylaws of Outset Medical, Inc. (filed on January 24, 2025 as an exhibit to Current Report on Form 8-K and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed on September 9, 2020 as an exhibit to Amendment No. 1 to Registration Statement on Form S-1/A and incorporated herein by reference).

4.2	Registration Rights Agreement dated January 3, 2025 (filed on January 6, 2025 as an exhibit to Current Report on Form 8-K and incorporated herein by reference).

4.3	Warrant Certificate dated January 8, 2025 (filed on January 8, 2025 as an exhibit to Current Report on Form 8-K and incorporated herein by reference).

4.4	Form of Indenture (relating to the debt securities registered hereby).

4.5†	Form of Debt Security.

4.6†	Form of Rights Agreement(s) (including form of Rights, if any).

4.7†	Form of Certificate of Designation of Preferred Stock.

4.8†	Form of Warrant Agreement and Warrant Certificate.

4.9†	Form of Certificate for Preferred Stock.

4.10†	Form of Unit Agreement

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in Signature Page).

25.1††	Statement of Eligibility of Debt Trustee on Form T-1.

107	Calculation of Registration Fee Table.

†	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
††	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)

For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on February 13, 2025.

OUTSET MEDICAL, INC.

By:	/s/ Leslie Trigg
Leslie Trigg
President and Chief Executive Officer, Chair of the Board

POWER OF ATTORNEY

We, the undersigned directors and officers of Outset Medical, Inc. (the “Company”), hereby severally constitute and appoint Leslie Trigg and Nabeel Ahmed, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Leslie Trigg Leslie Trigg	President and Chief Executive Officer, Chair of the Board (Principal Executive Officer)	February 13, 2025

/s/ Nabeel Ahmed Nabeel Ahmed	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 13, 2025

/s/ D. Keith Grossman D. Keith Grossman	Lead Independent Director	February 13, 2025

/s/ Karen Drexler Karen Drexler	Director	February 13, 2025

/s/ Patrick T. Hackett Patrick T. Hackett	Director	February 13, 2025

/s/ Brent D. Lang Brent D. Lang	Director	February 13, 2025

/s/ Dale Jones Dale Jones	Director	February 13, 2025

/s/ Andrea L. Saia Andrea L. Saia	Director	February 13, 2025